Exhibit 10.6

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

SECOND AMENDMENT, dated as of August 7, 2015 (this “Second Amendment”) is entered into among OTG Management, LLC, a Delaware limited liability company (the “Company”), the Guarantors party hereto (the “Guarantors”), and each Person party hereto as a holder and which collectively constitute the Required Holders (collectively, “Holders” and each individually, a “Holder”) with respect to the Note Purchase Agreement, dated as of December 11, 2012 (as amended by the First Amendment and as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among the Company and each Person named in the Purchaser Schedule attached thereto.

WITNESSETH:

WHEREAS, the Company, the Guarantors and the Purchasers wish to amend certain terms and provisions of the Purchase Agreement as hereafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Purchase Agreement and the other Note Documents.

ARTICLE II
AMENDMENTS

Section 2.1            Amendments. The Purchase Agreement is hereby amended as follows:

(a)                Paragraph 2D of the Purchase Agreement is hereby amended by deleting the phrase “4.0%” contained in subclause (3)(b)(i) thereof, and inserting the phrase “3.0%” in its stead.

(b)               Article 5 of the Purchase Agreement is hereby amended by adding a new Paragraph 5M to the thereof to read in its entirety as follows:

“5M. OTG Management PHL, LLC. The Company shall deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, (i) within 10 Business Days following the Second Amendment Effective Date (or such later date as the Collateral Agent may otherwise agree), an opinion of DLA Piper LLP (US), with respect to such matters regarding OTG Management PHL, LLC as the Collateral Agent may reasonably request, and (ii) within 30 days following the Second Amendment Effective Date (or such later date as the Collateral Agent may otherwise agree), such amendments to Article 8 of that certain Second Amended and Restated Limited Liability Company Agreement of OTG Management PHL, LLC, dated as of December 29, 2014, as the Collateral Agent may reasonably request.”

(c)                Paragraph 6C(1) of the Purchase Agreement is hereby amended by replacing the phrase “4.00 to 1.00” contained therein and inserting the phrase “(A) 4.25 to 1.00 (in the case of any Indebtedness to be incurred prior to October 1, 2016), or (B) 4.00 to 1.00 (in the case of any Indebtedness to be incurred on or after October 1, 2016)” in its stead.

(d)               Paragraph 10A of the Purchase Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Second Amendment” means the Second Amendment to this Agreement, dated as of August 7, 2015, among the Company, the Guarantors and the Holders.”

““Second Amendment Effective Date” means the date on which the Second Amendment shall become effective in accordance with its terms.”

““Specified Approval Procedures” means, with respect to any amount that the Company proposes to add back to Consolidated EBITDA of OTG and the Parent and its Subsidiaries pursuant to clauses (v), (vi) or (vii) of the definition thereof, that (a) not later than 10 days prior to the date on which financial statements for the applicable period are required to be delivered to the Holders pursuant to Paragraph 5A hereof (or such shorter period as is consented to by the Collateral Agent), the Company shall have delivered to the Holders a certificate (i) identifying (A) the amounts proposed to be added back to Consolidated EBITDA pursuant to clauses (v), (vi) or (vii) of the definition thereof, and (B) in reasonable detail, the reasons for the requested add-back(s), and (ii) certifying that such amounts are, subject to approval by the Required Holders pursuant to the Specified Approval Procedures, permitted to be added back to Consolidated EBITDA pursuant only to clauses (v), (vi) and (vii) of the definition thereof, and (b) not later than 3 days prior to the date on which financial statements for the applicable period are required to be delivered to the Holders pursuant to Paragraph 5A hereof (or such shorter period as is consented to by the Collateral Agent), the Collateral Agent has provided written notification to the Company (which notification may be made by email), that the Required Holders have approved such add-back(s), which approval may be granted, conditioned, or withheld by the Required Holders in their sole discretion, acting reasonably.”

(e)                Clause (d)(i) of the definition of “Change of Control” in Paragraph 10A of the Purchase Agreement is hereby amended by adding the phrase “(other than the 10% interest in the Series B Capital Stock of OTG Management PHL, LLC issued to R.W. Bogle LLC)” immediately before the word “and” at the end thereof.

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(f)                Clauses (v), (vi) and (vii) of the definition of “Consolidated EBITDA” in Paragraph 10A of the Purchase Agreement are hereby deleted in their entirety and shall be replaced as set forth below:

“(v) fees, costs and expenses incurred in connection with debt or equity issuances, acquisitions, investments, sales or divestitures permitted hereunder, in each case, to the extent approved in writing by the Required Holders pursuant to the Specified Approval Procedures, (vi) extraordinary business development expenses incurred by the Parent or any of its Subsidiaries or any JV Entity, in each case, to the extent approved in writing by the Required Holders pursuant to the Specified Approval Procedures; provided that in no event shall (A) the aggregate amount of such expenses exceed $1,500,000 in any twelve month period commencing with the twelve month period ending December 31, 2014 (other than Permitted Chef Expenses), or (B) such expenses include payments to any Person that is employed on a full time basis by OTG, the Parent or any of their Subsidiaries, (vii) any non-recurring expenses consistent with past practices and approved in writing by the Required Holders pursuant to the Specified Approval Procedures,”

(g)               The definition of “Permitted Project” in Paragraph 10A of the Purchase Agreement is hereby deleted in its entirety and shall be replaced as set forth below:

““Permitted Project” means a project at an airport terminal listed on Schedule 10A hereto.”

(h)               Paragraph 8A(5), Paragraph 8E(2), Paragraph 8E(3) and the definition of “Existing Letters of Credit” in Paragraph 10A of the Purchase Agreement are hereby amended by deleting the phrase “Closing Date” contained therein and inserting the phrase “Second Amendment Effective Date” in its stead.

(i)                 The Schedules to the Purchase Agreement are hereby amended and restated and replaced in their entirety with the Schedules attached as Annex I hereto.

ARTICLE III
CONDITIONS PRECEDENT

This Second Amendment shall not become effective unless and until each of the conditions precedent set forth below has been satisfied or the satisfaction thereof shall have been waived in writing by the Holders party hereto (the date of such effectiveness, the “Second Amendment Effective Date”):

(a)                Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in this Second Amendment, Section 8 of the Purchase Agreement and in each other Note Document, certificate or other writing delivered to any Holder pursuant hereto or thereto on or prior to the Second Amendment Effective Date are true and correct in all material respects on and as of the Second Amendment Effective Date as though made on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects on and as of such earlier date) (in each case except to the extent such representation and warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects), and that the Transaction Parties shall have performed all agreements and satisfied all conditions (other than such conditions, the satisfaction of which are in the discretion of the Holders) which this Second Amendment provides shall be performed or satisfied by it on or before the Second Amendment Effective Date except as otherwise disclosed to and agreed to in writing by Holders, and (ii) no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or would result from this Second Amendment becoming effective in accordance with its terms.

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(b)               Execution of Amendment. The Holders shall have executed this Second Amendment and shall have received a counterpart to this Second Amendment, duly executed by each Transaction Party.

(c)                Payment of Fees, Etc. The Company shall have paid on or before the Second Amendment Effective Date all fees, costs and expenses then payable by the Company pursuant to the Note Documents, including, without limitation, Paragraph 11B of the Purchase Agreement.

(d)               Delivery of Documents. The Holders shall have received on or before the Second Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Holders and, unless indicated otherwise, dated the Second Amendment Effective Date:

(i)                 a reaffirmation of the Blatstein Pledge Agreement, duly executed by Eric J. Blatstein;

(ii)               a reaffirmation of the Subordination Agreement, dated December 11, 2012, made by Eric J. Blatstein in favor of the Collateral Agent and the First Lien Agent duly executed by Eric J. Blatstein;

(iii)             a guaranty and joinder agreement, duly executed by OTG Management PHL, LLC (Series A);

(iv)             a copy of the Second Amendment to the First Lien Credit Agreement, duly executed by each Transaction Party, the First Lien Lenders and the First Lien Agent and in form and substance satisfactory to the Holders and evidence that all conditions precedent to the effectiveness of such second amendment to the First Lien Credit Agreement have been satisfied as of the Second Amendment Effective Date;

(v)               a copy of the resolutions of each Transaction Party, certified as of the Second Amendment Effective Date by an Authorized Officer thereof, authorizing (A) the additional borrowings and transactions contemplated hereby and (B) the execution, delivery and performance by such Transaction Party of this Second Amendment, the performance of the Note Documents as amended thereby, and the execution and delivery of the other documents to be delivered by such Transaction Party in connection herewith and therewith;

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(vi)             a certificate of an Authorized Officer of each Transaction Party, certifying the names and true signatures of the representatives of such Transaction Party authorized to sign this Second Amendment and the other documents to be executed and delivered by such Transaction Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

(vii)           a certificate of the appropriate official(s) of the jurisdiction of organization and each state of foreign qualification of each Transaction Party (or other evidence reasonably satisfactory to Collateral Agent) certifying as of a recent date not more than 30 days prior to the Second Amendment Effective Date as to the subsistence in good standing of, and the payment of taxes due and payable by, such Transaction Party in such states;

(viii)         a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Transaction Party certified as of a recent date not more than 30 days prior to the Second Amendment Effective Date by an appropriate official of the state of organization of such Transaction Party which shall set forth the same complete name of such Transaction Party as is set forth herein and the organizational number of such Transaction Party, if an organizational number is issued in such jurisdiction (or, to the extent the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of such Transaction Party has not been amended, modified or, supplemented since the First Amendment Effective Date, a certificate from an Authorized Officer of such Transaction Party certifying that such charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of such Transaction Party not been amended, modified or supplemented since the First Amendment Effective Date);

(ix)             a copy of the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents of each Transaction Party, together with all amendments thereto, certified as of the Second Amendment Effective Date by an Authorized Officer of such Transaction Party (or, to the extent the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents of such Transaction Party have not been amended, modified or supplemented since the First Amendment Effective Date, a certificate from an Authorized Officer of such Transaction Party certifying that such charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents have not been amended, modified or supplemented since the First Amendment Effective Date);

(x)               a certificate of an Authorized Officer of the Company, certifying as to the matters set forth in clause (a) above;

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(xi)             a certificate of the chief financial officer of the Company (in substantially the form of the solvency certificate delivered on the Closing Date), certifying as to the solvency of (A) the Company, and (B) the Transaction Parties and their respective Subsidiaries, on a consolidated basis, which certificate shall be reasonably satisfactory in form and substance to the Holders; and

(xii)           such other agreements, instruments, approvals, opinions and other documents, each reasonably satisfactory to the Holders in form and substance, as any Holders may reasonably request.

(e)                Legality. The purchase of the Notes shall not contravene any law, rule or regulation applicable to any Holder.

(f)                Proceedings; Receipt of Documents. All proceedings in connection with the transactions contemplated by this Second Amendment, the Purchase Agreement, as amended hereby, and the other Note Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Holders and their counsel, and the Holders and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Holders, as the Holders or such counsel may reasonably request.

ARTICLE IV
REAFFIRMATION AND RELEASE

Section 4.1            Ratification.

(a)                Company. The Company hereby reaffirms its obligations under each Note Document to which it is a party. The Company hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Note Document to the Collateral Agent, on behalf and for the benefit of the Collateral Agent and each Holder, as collateral security for the obligations under the Note Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

(b)               Guarantors. Each Guarantor hereby (i) consents to this Second Amendment; (ii) acknowledges and reaffirms all obligations owing by it to the Collateral Agent and Holders under any Note Document to which it is a party and represents and warrants that, after giving effect to this Second Amendment, all of its representations and warranties contained in the Note Documents to which such Guarantor is a party are true and correct on and as of the Second Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), (iii) agrees that each Note Document to which it is a party is and shall remain in full force and effect and shall not be impaired or otherwise affected by the execution of this Second Amendment or any other document or instrument delivered in connection herewith; and (iv) ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted by it, pursuant to and in connection with the Note Documents to which such Guarantor is a party, to the Collateral Agent, on behalf and for the benefit of each of the Holders, as collateral security for the obligations of such Guarantor thereunder, and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Although each of the Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each of the Guarantors understands that the Collateral Agent and the Holders shall have no obligation to inform the Guarantors of such matters in the future or to seek the Guarantors’ acknowledgement or agreement to future amendments, waivers, or modifications, and nothing herein shall create such a duty.

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(c)                Existing Notes. The Company and the Guarantors hereby acknowledge and agree that immediately prior to the Second Amendment Effective Date, the aggregate outstanding principal amount under the Notes (inclusive of all PIK Interest added thereto) is $194,680,274.18 and that such principal amount is payable pursuant to the Notes and the Note Purchase Agreement as amended hereby without defense, offset, withholding, counterclaim, or deduction of any kind.

Section 4.2            Release. Each Transaction Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) the Collateral Agent and each Holder has heretofore properly performed and satisfied in a timely manner all of its obligations to the Transaction Parties and their Affiliates under the Purchase Agreement and the other Note Documents that are required to have been performed on or prior to the date hereof. Notwithstanding the foregoing, the Collateral Agent and the Holders wish (and the Transaction Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Collateral Agent’s and the Holders’ rights, interests, security and/or remedies under the Purchase Agreement and the other Note Documents. Accordingly, for and in consideration of the agreements contained in this Second Amendment and other good and valuable consideration, each Transaction Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Collateral Agent, each Holder and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Second Amendment Effective Date directly arising out of, connected with or related to this Second Amendment, the Financing Agreement or any other Transaction Document, or any act, event or transaction related or attendant thereto, or the agreements of the Collateral Agent or any Holder contained therein, or the possession, use, operation or control of any of the assets of any Transaction Party, or the purchasing of any Notes or the making of any other advances, or the management of such Notes or such advances or the Collateral.

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ARTICLE V
INTERPRETATION

Section 5.1            Continuing Effect of the Purchase Agreement. The Transaction Parties and the Holders hereby acknowledge and agree that the Purchase Agreement shall continue to be and remain unchanged and in full force and effect in accordance with its terms, except as expressly provided herein.

Section 5.2            Other Defaults or Events of Default. Nothing contained in this Second Amendment shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges or remedies that the Holders have or may have under the Purchase Agreement or any other Note Document on account of any Default or Event of Default.

ARTICLE VI
MISCELLANEOUS

Section 6.1            Representations and Warranties. Each of the Transaction Parties hereby represents and warrants as of the date hereof that, (a) after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing, (b) after giving effect to this Second Amendment, all representations and warranties of the Transaction Parties contained in the Note Documents are true and correct in all material respects with the same effect as if made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties were true and correct in all material respects on and as of such earlier date, (c) the execution, delivery and performance by such Transaction Party of this Second Amendment and the performance by such Transaction Party of the Note Documents to which it is a party, are within such Transaction Party’s corporate powers, have been duly authorized by all necessary corporate action, of such Transaction Party, require no Governmental Authorization, except for Governmental Authorizations that have been obtained, do not violate (i) any Transaction Party’s Organizational Documents, or (ii) any law applicable to such Transaction Party, except as could not reasonably be expected to have a Material Adverse Effect, and will not result in the creation or imposition of any Lien prohibited by the Purchase Agreement on any asset of any Transaction Party, (d) this Second Amendment has been duly executed and delivered by each Transaction Party, (e) this Second Amendment constitutes a legal, valid and binding obligation of such Transaction Party enforceable against such Transaction Party in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity and (f) each of the Note Documents to which it is a party constitute a legal, valid and binding obligation of such Transaction Party enforceable against such Transaction Party in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

Section 6.2            Consents. The Collateral Agent and the Holders hereby consent to (a) the amendments set forth in the Second Amendment to the First Lien Credit Agreement referred to in Section 3(d)(iii) above.

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Section 6.3            Counterparts. This Second Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 6.4            GOVERNING LAW. THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

Section 6.5            Fees and Expenses. The Company acknowledges that under Paragraph 11B of the Purchase Agreement the Company is obligated to pay, and the Company confirms that it shall pay promptly, all reasonable, out-of-pocket costs and expenses incurred by the Holders of negotiation, preparation and execution of this Second Amendment, including all reasonable fees, expenses and disbursements of counsel to the Holders in connection therewith.

Section 6.6            Holder Credit Decision. Each of the undersigned Holders acknowledges that it has, independently and without reliance upon any other Holder and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Second Amendment and to agree to the matters set forth herein. Each of the undersigned Holders also acknowledges that it will, independently and without reliance upon any other Holder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Purchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY:

OTG MANAGEMENT, LLC

By:	/s/ Christopher J. Redd
	Name:	Christopher J. Redd
	Title:	Vice President

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GUARANTORS:

OTG MANAGEMENT, INC.
OTG CONSOLIDATED HOLDINGS, INC.

By:	/s/ Christopher J. Redd
	Name:	Christopher J. Redd
	Title:	Vice President

AIRBEV, LLC
FLO SOLUTIONS, LLC
LAGUARDIA USA, LLC
LGABEV, LLC
OTG CONCEPTS FRANCHISING, LLC
OTG CONSOLIDATED HOLDINGS, INC.
OTG DCA VENTURE II, LLC
OTG EXPERIENCE, LLC
OTG JFK T5 VENTURE, LLC
OTG MANAGEMENT BOS, LLC
OTG MANAGEMENT DCA, LLC
OTG MANAGEMENT EWR, LLC
OTG MANAGEMENT, INC.
OTG MANAGEMENT JFK, LLC
OTG MANAGEMENT MCO, LLC
OTG MANAGEMENT MIDWEST, LLC
OTG MANAGEMENT PHL, LLC (SERIES A)
OTG MANAGEMENT T8, LLC
OTG MANAGEMENT TUCSON, LLC
OTG MANAGEMENT YYZ, LLC
RUNTIME CANADA, LLC
RUNTIME EQUIPMENT CO., LLC
TERMINAL D BAR & GRILL, LLC

By:	/s/ Christopher J. Redd
	Name:	Christopher J. Redd
	Title:	Vice President

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COLLATERAL AGENT:

HIGHBR1DGE PRINCIPAL STRATEGIES, LLC

By:	/s/ Jeffrey Fitts
	Name:	Jeffrey Fitts
	Title:	Managing Director

HOLDERS:

HIGHBRIDGE PRINCIPAL STRATEGIES – OFFSHORE MEZZANINE PARTNERS MASTER FUND II, L.P.

By:	Highbridge Principal Strategies
Mezzanine Partners II Offshore GP, L.P.,
its General Partner

By:	Highbridge Principal Strategies, LLC
its General Partner

By:	/s/ Jeffrey Fitts
	Name:	Jeffrey Fitts
	Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – INSTITUTIONAL MEZZANINE PARTNERS II SUBSIDIARY, L.P.

By:	Highbridge Principal Strategies
Mezzanine Partners II Offshore GP, L.P.,
its General Partner

By:	Highbridge Principal Strategies, LLC
its General Partner

By:	/s/ Jeffrey Fitts
	Name:	Jeffrey Fitts
	Title:	Managing Director

HIGHBRIDGE PRINCIPAL STRATEGIES – MEZZANINE PARTNERS II DELAWARE SUBSIDIARY, LLC

By:	Highbridge Principal Strategies
Mezzanine Partners II GP, L.P.,
as Manager

By:	Highbridge Principal Strategies, LLC
its General Partner

By:	/s/ Jeffrey Fitts
	Name:	Jeffrey Fitts
	Title:	Managing Director